As filed with the Securities and Exchange Commission on September 5, 2003

Registration No. 333-XXXXXX

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

General Motors Acceptance Corporation

A Delaware Corporation— I.R.S. Employer No. 38-0572512

General Motors Acceptance Corporation 200 Renaissance Center Detroit, Michigan 48265 (313-556-5000)	Agent For Service Jerome B. Van Orman, Jr., Vice President General Motors Acceptance Corporation 200 Renaissance Center, Detroit, Michigan 48265 (313-665-6266)

Approximate date of commencement of proposed sale to the public:    As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Debt Securities	$12,445,185,020	Various	$12,445,185,020	$1,006,815.47

Warrants	(2)

Or, if any Debt Securities (a) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $20,000,000,000, at the time of initial offering, (b) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $20,000,000,000, or (c) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $20,000,000,000.

(1)	The amount of Debt Securities and Warrants being registered, together with $7,554,814,980 remaining Debt Securities registered on April 6, 2001 (Registration No. 333-58446), represents the maximum aggregate principal amount of Securities which, on September 5, 2003, are expected to be offered for sale.

(2)	Warrants may be offered and sold entitling the holder to purchase any of the Debt Securities as permitted by Rule 457(g); no registration fee is attributable to the Warrants registered hereby.

(3)	Estimated solely for the purpose of determining the amount of the registration fee.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to debt securities of the registrant remaining unissued under Registration Statement No. 333-58446.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, Dated September 5, 2003

PROSPECTUS

$20,000,000,000

General Motors Acceptance Corporation

Debt Securities or Warrants to Purchase Debt Securities

We will offer from time to time debt securities or warrants to purchase debt securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplemental prospectus carefully before you invest.

We reserve the sole right to accept and, together with our agents from time to time, to reject in whole or in part any proposed purchase of securities to be made directly or through any agents.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

September _, 2003

You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying supplemental prospectus. We have not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each of those documents.

Unless the context indicates otherwise, the words “GMAC”, “Company”, “we”, “our”, “ours” and “us” refer to General Motors Acceptance Corporation.

Any agent’s commissions or dealer or underwriter’s discounts in relation to the sale of securities covered by this prospectus will be set forth in the applicable prospectus supplement. The net proceeds we receive from such sale will be (a) the purchase price of the securities less such agent’s commission, (b) the purchase price of the securities, in the case of a dealer or (c) the public offering price of the securities less such underwriter’s discount. There will be an additional deduction from the proceeds in the case of (a), (b) and (c), for other related issuance expenses. Our aggregate proceeds from all securities sold will be the purchase price of the securities sold less the aggregate of the agents’ commissions, the underwriter discounts and any other expenses of issuance and distribution.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, referred to as the SEC in this prospectus, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of our securities in one or more offerings. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $20,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under “Incorporation of Certain Documents By Reference.”

PRINCIPAL EXECUTIVE OFFICES

Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is 313-556-5000.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any reports or other information we file at the public reference room of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect our filings at the following Regional Offices of the SEC located at 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604 and 233 Broadway, New York, New York 10279. You may also request copies of our documents upon payment of a duplicating fee, by writing to the SEC’s Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public from commercial document retrieval services. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically, including GMAC. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 (together with all amendments and exhibits, the “registration statement”) under the Securities Act of 1933 with respect to the securities. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with them, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings made with the SEC by us under 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities. These documents contain important information about GMAC and its finances.

SEC Filings (File No. 1-3754)	Period
Annual Report on Form 10-K	Year ended December 31, 2002.
Quarterly Reports on Form 10-Q	Quarters ended June 30, 2003 and March 31, 2003.
Current Reports on Form 8-K	Filed January 16, 2003, March 7, 2003, April 10, 2003, April 23, 2003, June 13, 2003 and June 19, 2003(2).

You may request a copy of the documents incorporated by reference in this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of L.K. Zukauckas, Controller and Principal Accounting Officer, at the following address and telephone number:

General Motors Acceptance Corporation

200 Renaissance Center

Mail code 482-B08-A36

Detroit, Michigan 48265-2000

Tel: (313) 665-4327

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, references to future success and other matters are forward-looking statements, including statements preceded by, followed by or that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “intends,” “anticipates,” “continues,” “forecasts,” “designed,” “goal” or the negative of those words or other comparable words.

These statements are based on GMAC’s current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including:

•	changes in economic conditions, currency exchange rates, significant terrorist attacks or political instability in the major markets where we operate;

•	changes in the laws, regulations, policies or other activities of governments, agencies and similar organizations where such actions may affect the production, licensing, distribution or sale of our products, the cost thereof or applicable tax rates;

•	the threat of terrorism, the outbreak or escalation of hostilities between the United States and any foreign power or territory and changes in international political conditions may continue to affect both the United States and the global economy and may increase other risks; and

•	we may face other risks described from time to time in periodic reports that we file with the SEC.

Consequently, all of the forward-looking statements made in this prospectus and the accompanying documents are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not, however, undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF GENERAL MOTORS ACCEPTANCE CORPORATION

General Motors Acceptance Corporation, a wholly-owned subsidiary of General Motors Corporation (“General Motors” or “GM”), was incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, the Company merged with its predecessor, which was originally incorporated in New York in 1919. The Company operates directly and through its subsidiaries and affiliates in which the Company or GM has equity investments.

GMAC’s global activities include Financing, Mortgage and Insurance operations:

•	Financing — GMAC and its affiliated companies offer a wide variety of automotive financial services to and through General Motors and other automobile dealerships and to the customers of those dealerships. The Company also provides commercial financing and factoring services to businesses in other industries (e.g., manufacturing and apparel).

•	Mortgage — The Company’s Mortgage operations originate, purchase, service and securitize residential and commercial mortgage loans and mortgage related products.

•	Insurance — GMAC’s Insurance operations insure and reinsure automobile service contracts, personal automobile insurance coverages (ranging from preferred to non-standard risk) and selected commercial insurance coverages.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents the ratio of our earnings to fixed charges for the periods indicated:

Six Months Ended June 30,	Years Ended December 31,
2003	2002	2001	2000	1999	1998
1.67	1.43	1.38	1.31	1.38	1.33

The schedule containing the calculation of the ratio of earnings to fixed charges for the six months ended June 30, 2003 and the years 1998-2002 is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated in this prospectus by reference.

USE OF PROCEEDS

We will add the net proceeds from the sale of the securities to our general funds and they will be available for general corporate purposes, including the purchase of receivables, the making of loans or the repayment of existing indebtedness. We may initially use the proceeds to reduce short-term borrowings or to invest in short-term securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered are to be issued under an Indenture dated as of July 1, 1982, as amended by:

•	a First Supplemental Indenture dated as of April 1, 1986

•	a Second Supplemental Indenture dated as of June 15, 1987

•	a Third Supplemental Indenture dated as of September 30, 1996

•	a Fourth Supplemental Indenture dated as of January 1, 1998

•	a Fifth Supplemental Indenture dated as of September 30, 1998 and as further amended by the Trust Indenture Reform Act of 1990, as amended (together, the “Indenture”), between us and The Bank of New York, Successor Trustee (the “Trustee”), copies of which are filed as exhibits to the registration statement. We have summarized certain terms and provisions of the Indenture; such summaries are not complete and are subject to all provisions of the Indenture, including the definition of certain terms. You should read the indenture for the provisions which may be important to you. The Indenture is subject to and governed by the Trust Indenture Reform Act of 1990, as amended.

The Indenture provides that, in addition to the debt securities being offered, additional debt securities may be issued without limitation as to aggregate principal amount, but only as authorized by our Board of Directors.

General

Reference is made to the accompanying prospectus supplement for the following terms of the debt securities being offered:

•	the designation of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates per annum, if any, at which the debt securities will bear interest;

•	the times at which the interest will be payable;

•	the date after which or other circumstances in which the debt securities may be redeemed and the redemption price or any prepayment or sinking fund provisions;

•	the currency or currencies in which the debt securities are issuable or payable;

•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;

•	the exchanges on which the debt securities may be listed;

•	whether the debt securities shall be issued in book-entry form; and

•	any other specific terms.

Principal and interest, if any, will be payable, and, unless the debt securities are issued in book-entry form, the debt securities being offered will be transferable, at the principal corporate trust office of the Trustee, which at the date hereof is 101 Barclay Street, New York, New York 10286, provided that payment of interest may be made at our option by check mailed to the address of the person entitled thereto.

The debt securities will be unsecured and unsubordinated and will rank pari passu with all our other unsecured and unsubordinated obligations (other than obligations preferred by mandatory provisions of law).

Some of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate, which at the time of issuance, is below market rates, to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such discounted debt securities will be described in the accompanying prospectus supplement.

Debt securities will include debt securities denominated in United States dollars or, at our option if so specified in the accompanying prospectus supplement, in any other currency.

If a prospectus supplement specifies that debt securities are denominated in a currency other than United States dollars, the prospectus supplement will also specify the denomination in which such debt securities will be issued and the coin or currency in which the principal, premium, if any, and interest on the debt securities, where applicable, will be payable, which may be United States dollars based upon the exchange rate for such other currency existing on or about the time a payment is due.

If a prospectus supplement specifies that the debt securities will have a redemption option, our election to exercise such an option will constitute an issuer tender offer under the Exchange Act. We will comply with all issuer tender offer rules and regulations under the Exchange Act, including Rule 14e-1, if such redemption option is elected. We will make any required filings with the SEC and furnish certain information to the holders of the debt securities.

Book-Entry, Delivery and Form

Unless otherwise indicated in the accompanying prospectus supplement, the debt securities and warrants will be issued in the form of one or more fully registered global securities (each a “Global Debt Security”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of the Depositary’s nominee. Beneficial interests in a Global Debt Security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of the Depository. Investors may elect to hold interests in a Global Debt Security through DTC. Except as set forth below, a Global Debt Security may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency”, registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of institutions, called participants, and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, between participants through electronic computerized book-entry changes in the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

•	securities brokers and dealers, including the underwriters named in the accompanying prospectus supplement;

•	banks and trust companies;

•	clearing corporations; and

•	certain other organizations.

Access to the Depositary’s system is also available to others such as banks, brokers, dealers and trust companies, called indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by the Depositary only through participants or indirect participants.

The Depositary advises that pursuant to procedures established by it:

•	upon issuance of a Global Debt Security, the Depositary will credit the account of participants designated by any dealers, underwriters or agents participating in the distribution of the securities with the respective principal amounts of securities owned by such participants; and

•	ownership of beneficial interests in a Global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to participants’ interests), the participants and the indirect participants (with respect to the owners of beneficial interests in a Global Debt Security).

The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a Global Debt Security is limited to such extent.

As long as the Depositary’s nominee is the registered owner of a Global Debt Security, such nominee for all purposes will be considered the sole owner or holder of the debt securities represented by a Global Debt Security. Except as provided below, you will not:

•	be entitled to have any of the debt securities registered in your name,

•	receive or be entitled to receive physical delivery of the debt securities in definitive form, or

•	be considered the owners or holders of the debt securities under the Indenture or warrant agreement.

Neither we, the Trustee, any Paying Agent, warrant agent or any other agent for payment on or registration of transfer or exchange of any Global Debt Security nor the Depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Debt Security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Principal, premium, if any, and interest payments on the debt securities registered in the name of the Depositary’s nominee will be made by the Trustee to the Depositary’s nominee as the registered owner of the Global Debt Security. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the debt securities are registered as the owners of the debt securities for the purpose of receiving payment of principal, premium, if any, and interest on the debt securities and for all other purposes whatsoever. Therefore, we do not have, and neither the Trustee nor any Paying Agent has, any direct responsibility or liability for the payment of principal, premium, if any, or interest on the debt securities to owners of beneficial interests in the Global Debt Security. The Depositary has advised us and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Debt Security as shown on the records of the Depositary. Payments by participants and indirect participants to owners of beneficial interests in the Global Debt Security will be the responsibility of such participants and indirect participants and will be governed by their standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”.

If the Depositary is at any time unwilling or unable to continue as depositary and we have not appointed a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the Global Debt Security. In addition, we may at any time determine not to have the debt securities represented by the Global Debt Security and, in such event, will issue debt securities in definitive form in exchange for the Global Debt Security. In either instance, an owner of a beneficial interest in a Global Debt Security will be entitled to have debt securities equal in principal amount to the beneficial interest registered in its name and will be entitled to physical delivery of the debt securities in definitive form. Debt securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Limitation on Liens

The only financial covenant applicable to the debt securities is that described below. That covenant requires that the debt securities be equally and ratably secured in the circumstances described therein but has no special application merely by virtue of the occurrence of any transaction or series of transactions resulting in material changes in GMAC’s debt-to-equity ratio.

The debt securities are not secured by mortgage, pledge or other lien.

GMAC will covenant in the debt securities that so long as any of the debt securities remain outstanding, it will not pledge or otherwise subject to any lien any of its property or assets unless the debt securities are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. Such covenant does not apply to:

•	the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•	any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

•	any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The Indenture provides that we will not merge or consolidate with another corporation or sell or convey all or substantially all of our assets unless either we are the continuing corporation or the new corporation shall expressly assume the interest and principal due under the securities. In either case, the Indenture provides that neither we nor a successor corporation may be in default of performance immediately after a merger or consolidation. Additionally, the Indenture provides that in the case of any such merger or consolidation, either we or the successor company may continue to issue securities under the Indenture.

Modification of the Indenture

The Indenture contains provisions permitting us and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities of all series at the time outstanding under such Indenture which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each debt security so affected, no such modification shall:

•	extend the fixed maturity of any debt securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected, or

•	reduce the aforesaid percentage of debt securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all debt securities then outstanding under the Indenture.

The Indenture contains provisions permitting us and the trustee to enter into indentures supplemental to the Indenture, without the consent of the holders of the debt securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to us, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•	to add to our covenants such further covenants, restrictions, conditions or provisions as our Board of Directors and the trustee shall consider to be for the protection of the holders of debt securities;

•	to permit or facilitate the issuance of debt securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•	to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the trustee; or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of the holders of any debt securities;

•	to evidence and provide for the acceptance and appointment by a successor trustee;

•	to establish the form or terms of securities of any series as permitted by the Indenture; and

•	to change or eliminate any provision of the Indenture, provided that any such change or elimination (i) shall become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) shall not apply to any security outstanding.

Events of Default

An event of default with respect to any series of debt securities issued subject to the Indenture is defined in the Indenture as being:

•	default in payment of any principal or premium, if any, on such series;

•	default for 30 days in payment of any interest on such series;

•	default for 30 days after notice in performance of any other covenant in the Indenture; or

•	certain events of bankruptcy, insolvency or reorganization.

No event of default with respect to a particular series of debt securities issued under the Indenture necessarily constitutes an event of default with respect to any other series of debt securities issued thereunder. In case an event of default as set out in the first, second and third items listed above shall occur and be continuing with respect to any series, the Trustee or the holders of not less than 25% in aggregate principal amount of debt securities of each such series then outstanding may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of such series to be due and payable. In case an event of default as set out in the fourth item listed above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities then outstanding, voting as one class, may declare the principal, or, in the case of discounted debt securities, the amount specified in the terms thereof, of all outstanding debt securities to be due and payable. Any event of default with respect to a particular series of debt securities may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, or of all the outstanding debt securities, as the case may be, if sums sufficient to pay all amounts due other than amounts due upon acceleration  are provided to the trustee and all defaults are remedied. For such purposes, if the principal of all series shall have been declared to be payable, all series shall be treated as a single class. We are required to file with the

Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity or security.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the debt securities of each series affected, with each series voting as a separate class, at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of the applicable series of debt securities, create and issue further debt securities of each series of debt securities ranking pari passu with the debt securities of the applicable series in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities. Such further debt securities may be consolidated and form a single series with the debt securities of the applicable series and have the same terms as to status, redemption or otherwise as the debt securities of that series.

Concerning the Trustee

The Bank of New York is the Successor Trustee under the Indenture. It is also Successor Trustee under various other indentures covering our outstanding notes and debentures. The Bank of New York and its affiliates act as depository for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business. As trustee of various trusts, it has purchased our securities and those of certain of our affiliates.

DESCRIPTION OF WARRANTS

General

The following statements with respect to the warrants are summaries of the detailed provisions of one or more separate warrant agreements (each a “Warrant Agreement”) between us and a banking institution organized under the laws of the United States or one of the states thereof (each a “Warrant Agent”), a form of which is filed as an exhibit to the registration statement. Wherever particular provisions of the Warrant Agreement or terms defined therein are referred to, such provisions or definitions are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference.

The warrants will be evidenced by warrant certificates (the “Warrant Certificates”) and, except as otherwise specified in the prospectus supplement accompanying this prospectus, may be traded separately from any debt securities with which they may be issued. Warrant Certificates may be exchanged for new Warrant Certificates of different denominations at the office of the Warrant Agent. The holder of a warrant does not have any of the rights of a holder of a debt security in respect of, and is not entitled to any payments on, any debt securities issuable, but not yet issued, upon exercise of the warrants.

The warrants may be issued in one or more series, and reference is made to the prospectus supplement accompanying this prospectus relating to the particular series of warrants, if any, offered thereby for the terms of, and other information with respect to, such warrants, including:

•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the debt securities for which each warrant is exercisable;

•	the date or dates on which the warrants will expire;

•	the price or prices at which the warrants are exercisable;

•	the currency or currencies in which the warrants are exercisable;

•	the periods during which and places at which the warrants are exercisable;

•	the date or dates on which the warrants will expire;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the Warrant Agent;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	the exchanges, if any, on which the warrants may be listed;

•	whether the Warrants shall be issued in book-entry form; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Warrants may be exercised by payment to the Warrant Agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by communicating to the Warrant Agent the identity of the warrantholder and the number of warrants to be exercised. Upon receipt of payment and the Warrant Certificate properly completed and duly executed, at the office of the Warrant Agent, the Warrant Agent will, as soon as practicable, arrange for the issuance of the applicable debt securities, the form of which shall be set forth in the prospectus supplement. If less than all of the warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

PLAN OF DISTRIBUTION

We may offer from time to time debt securities and warrants. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $20,000,000,000.

A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities being offered in five ways:

•	directly to purchasers,

•	through agents,

•	through underwriters,

•	through dealers, and

•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

Direct Sales

We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

By Agents

We may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.

By Underwriters

If an underwriter or underwriters are utilized in the sale, we will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Delayed Delivery Contracts

If so indicated in the prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include:

•	commercial and savings banks,

•	insurance companies,

•	pension funds,

•	investment companies,

•	educational and charitable institutions, and

•	other institutions.

All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.

Through the Internet or Bidding or Ordering System

We may also offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based, in whole or in part, on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. We will describe in the related supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the debt securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters’ obligations with respect to the auction or ordering system.

General Information

The place and time of delivery for the securities described in this prospectus are set forth in the accompanying prospectus supplement.

We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.

Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of business.

In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for GMAC by Martin I. Darvick. Esq., Assistant General Counsel of GMAC, and for the underwriters by Davis Polk & Wardwell. Mr. Darvick owns shares and hold options to purchase shares of General Motors Corporation $1 2/3 par value common stock and owns shares of General Motors Corporation Class H common stock, $0.10 par value. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the General Motors Board of Directors and has acted as counsel to us and certain of our affiliates in various matters.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill and other intangible assets) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

Information not required in Prospectus

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred in connection with the offering described in the registration statement:

Securities and Exchange Commission registration fee	$1,006,815
Blue Sky filing and counsel fees	25,000
Fees and expenses of Trustee	5,000
Printing Registration Statement, Prospectus and other documents	45,000
Accountants’ fees	15,000
Ratings Agencies’ fees	150,000
Miscellaneous expenses	90,000

Total	$1,336,815

Item 15.    Indemnification of Directors and Officers.

Under Section 145 of the Delaware Corporation Law, GMAC is empowered to indemnify its directors and officers in the circumstances therein provided.

GMAC’s Certificate of Incorporation, as amended, provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to GMAC or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174, or any successor provision thereto, of the Delaware Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

Under Article VI of its By-Laws, GMAC shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of GMAC, or is or was serving at the request of GMAC as a director, an officer, an employee, a fiduciary or a member of any other corporation, partnership, joint venture, trust, organization or other enterprise. GMAC shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of GMAC. GMAC shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by GMAC, the claimant may file suit to recover the unpaid amount of such claim, and if successful, in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of GMAC’s Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. GMAC’s obligation, if any, to indemnify any person who was or is serving at its request as a director, an officer or an employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

As a subsidiary of General Motors Corporation, GMAC is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of GMAC are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of GMAC, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

Item 16.    Exhibits.

1	(a)	Form of Underwriting Agreement (including form of Delayed Delivery Contract).

*1	(b)	Form of Purchase Agreement.

*1	(c)	Form of Selling Agent Agreement.

*4	(a)	Form of Indenture, dated as of July 1, 1982, between GMAC and Morgan Guaranty Trust Company of New York, Trustee.

*4	(b)	Form of Note.

*4	(c)	Form of Debenture.

*4	(d)	Form of Discount Security.

*4	(e)	Form of Zero Coupon Security.

*4	(f)	Form of Extendible Note.

4	(g)	First Supplemental Indenture, dated as of April 1, 1986, between the Company and Morgan Guaranty Trust Company of New York, Trustee, incorporated by reference to Registration Statement No. 33-4653.

4	(h)	Second Supplemental Indenture, dated as of June 15, 1987, between the Company and Morgan Guaranty Trust Company of New York, Trustee, incorporated by reference to Registration Statement No. 33-15236.

4	(i)	Third Supplemental Indenture, dated as of September 30, 1996, between the Company and The Bank of New York, Successor Trustee, incorporated by reference to Registration Statement No. 333-33183.

4	(j)	Fourth Supplemental Indenture, dated as of January 1, 1998, between GMAC and The Bank of New York, Successor Trustee, incorporated by reference to Registration Statement No. 333-48705.

4	(k)	Fifth Supplemental Indenture, dated as of September 30, 1998, between GMAC and The Bank of New York, Successor Trustee, incorporated by reference to Registration Statement No. 333-75463.

**4	(l)	Form of Warrant Agreement.

4	(m)	Form of Warrant Certificate included in Exhibit 4(l).

**4	(n)	Form of Global Note.

5		Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company.

12		Calculation of Ratio of Earnings to Fixed Charges.

23	(a)	Consent of Deloitte & Touche LLP.

23	(b)	Consent of Counsel included in Exhibit 5.

25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

*	Incorporated by reference to Exhibits 1(b) through 4(f), respectively, to Registration Statement No. 2-75115.
**	Incorporated by reference to Exhibits 4(l) and 4(n), respectively, to Registration Statement No. 33-29261.

Item 17.    Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of GMAC pursuant to the provisions discussed in Item 15 above, or otherwise, GMAC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GMAC of expenses incurred or paid by a director or officer of GMAC in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, GMAC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporations, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 5th day of September, 2003.

GENERAL MOTORS ACCEPTANCE CORPORATION

By:	/S/ ERIC A. FELDSTEIN
(Eric A. Feldstein, Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 5, 2003 by the following persons in the capacities indicated.

Signature	Title

/S/ ERIC A. FELDSTEIN (Eric A. Feldstein)	Chairman, President and Director

/S/ WILLIAM F. MUIR (William F. Muir)	Executive Vice President, Chief Financial Officer and Director

/S/ LINDA K. ZUKAUCKAS (Linda K. Zukauckas)	Controller and Principal Accounting Officer

/S/ RICHARD J. S. CLOUT (Richard J. S. Clout)	Executive Vice President and Director

/S/ JOHN E. GIBSON (John E. Gibson)	Executive Vice President and Director

/S/ W. ALLEN REED (W. Allen Reed)	Director and Audit Committee Chairman

/S/ WALTER G. BORST (Walter G. Borst)	Director and Audit Committee Member

/S/ JOHN M. DEVINE (John M. Devine)	Director and Audit Committee Member

/S/ GARY L. COWGER (Gary L. Cowger)	Director

/S/ G. RICHARD WAGONER, JR. (G. Richard Wagoner, Jr.)	Director

EXHIBIT INDEX

Exhibit Number		Exhibit

1	(a)	Form of Underwriting Agreement (including form of Delayed Delivery Contract).

*1	(b)	Form of Purchase Agreement.

*1	(c)	Form of Selling Agent Agreement.

*4	(a)	Form of Indenture, dated as of July 1, 1982, between the Company and Morgan Guaranty Trust Company of New York, Trustee.

*4	(b)	Form of Note.

*4	(c)	Form of Debenture.

*4	(d)	Form of Discount Security.

*4	(e)	Form of Zero Coupon Security.

*4	(f)	Form of Extendible Note.

4	(g)	First Supplemental Indenture, dated as of April 1, 1986, between the Company and Morgan Guaranty Trust Company of New York, Trustee, incorporated by reference to Registration Statement No. 33-4653.

4	(h)	Second Supplemental Indenture, dated as of June 15, 1987, between the Company and Morgan Guaranty Trust Company of New York, Trustee, incorporated by reference to Registration Statement No. 33-15236.

4	(I)	Third Supplemental Indenture, dated as of September 30, 1996, between the Company and The Bank of New York, Successor Trustee, incorporated by reference to Registration Statement No. 333-33183.

4	(j)	Fourth Supplemental Indenture, dated as of January 1, 1998, between the Company and The Bank of New York, Successor Trustee, incorporated by reference to Registration Statement No. 333-48705.

4	(k)	Fifth Supplemental Indenture, dated as of September 30, 1998, between the Company and The Bank of New York, Successor Trustee, incorporated by reference to Registration Statement No. 333-75463.

**4	(l)	Form of Warrant Agreement.

4	(m)	Form of Warrant Certificate included in Exhibit 4(l).

**4	(n)	Form of Global Note.

5		Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company.

12		Calculation of Ratio of Earnings to Fixed Charges.

23	(a)	Consent of Deloitte & Touche LLP.

23	(b)	Consent of Counsel included in Exhibit 5.

25		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York.

*	Incorporated by reference to Exhibits 1(b) through 4(f), respectively, to Registration Statement No. 2-75115.
**	Incorporated by reference to Exhibits 4(l) and 4(n), respectively, to Registration Statement No. 33-29261.